                                 United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549


                                 -------------

                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 6, 1997


                 ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP
            (Exact name of registrant as specified in its charter)

                         Commission File No. 333-3338


         Minnesota                                   41-1540241
         (State or other jurisdiction of             (IRS Employer
          incorporation or organization)             Identification No.)


                                 -------------

                        ADAMS OUTDOOR ADVERTISING, INC.
            (Exact name of registrant as specified in its charter)

                       Commission File No.  333-3338-01


         Minnesota                                   41-154024
         (State or other jurisdiction of             (IRS Employer
          incorporation or organization)             Identification No.)


                       1380 West Paces Ferry Road, N.W.
                             Suite 170, South Wing
                               Atlanta, GA 30327
                   (Address of principal executive offices)


                                (404) 233-1366
             (Registrant's telephone number, including area code)

             Adams Outdoor Advertising Limited Partnership, a Minnesota limited partnership and Adams Outdoor Advertising, Inc., a Minnesota corporation hereby amend their Report on Form 8-K dated December 16, 1996. The item number and responses thereto below are in accordance with the requirements on Form 8-K.



      Item 7.     Financial Statements and Exhibits

             (a)  Financial Statements of Business Acquired

             (b)  Pro Forma Financial Information

             (c)  Exhibits

             Exhibit Number           Description
             --------------           -----------



                                              Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Dated: March 6, 1997        ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP

                            By: Adams Outdoor Advertising Inc., its
                            general partner


                            By: /s/ J. Kevin Gleason
                                ---------------------------------------
                                J. Kevin Gleason, Chief Executive Officer



                            ADAMS OUTDOOR ADVERTISING, INC.



                            By: /s/ J. Kevin Gleason
                                ---------------------------------------
                                J. Kevin Gleason, Chief Executive Officer

                          MORGAN NEWSOME MONROE, INC.

                             FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

                               TABLE OF CONTENTS


                                                                        PAGE

INDEPENDENT AUDITOR'S REPORT ON FINANCIAL STATEMENTS                     3

FINANCIAL STATEMENTS

  Balance Sheet                                                        4 - 5

  Statement of Income                                                    6

  Statement of Changes in Stockholders Equity                            7

  Statement of Cash Flows                                                8

  Notes to Financial Statements                                        9 - 12

            [LETTERHEAD OF AARON WILSON HARRISON, III APPEARS HERE]

--------------------------------------------------------------------------------

The Stockholders
Morgan Newsome Monroe, Inc.
Orangeburg, South Carolina

I have audited the accompanying balance sheet of Morgan Newsome Monroe, Inc. (an S corporation) as of December 31, 1995 and the related statements of income, stockholders equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Morgan Newsome Monroe, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ A. W. Harrison
Surfside Beach, South Carolina
April 1, 1996

                          MORGAN NEWSOME MONROE, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1995

                                    ASSETS
Current Assets

  Cash                                                   $    586,514
  Accounts Receivable - Trade
    (Net Of Allowance for Doubtful
    Accounts of $ 19,371)                                     415,913
  Accounts Receivable - Other                                   3,370
  Inventory                                                    33,503
  Prepaid Expenses                                            333,870
                                                         ------------

  Total Current Assets                                      1,373,170
                                                         ------------
Property, Plant and Equipment

  Land                                                         46,000
  Buildings                                                   210,000
  Advertising Structures                                    5,370,722
  Office & Shop Equipment                                     121,482
  Vehicles                                                    158,669
  Accumulated Depreciation                                   (369,326)
                                                         ------------

  Total Property, Plant and Equipment                       5,537,547
                                                         ------------
Other Assets

  Lease Acquisition Costs                                   1,515,000
  Non-Compete Agreement                                        41,000
  Loan Origination Fee                                         65,000
  Goodwill                                                    177,990
  Accumulated Amortization                                  (685,645)
                                                         ------------

Total Other Assets                                          1,113,355
                                                         ------------

TOTAL ASSETS                                             $  8,024,072
                                                         ============

          See accountant's report and notes to financial statements.

                          MORGAN NEWSOME MONROE, INC.

                                 BALANCE SHEET
                               December 31, 1995

                      LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities

   Accounts Payable - Trade                           $   116,687
   Accounts Payable - Other                                 7,592
   Note Payable                                            35,063
   Accrued Expenses                                       111,538
   Customer Deposits                                       64,058
   Current Portion Of - LTD                               181,541
                                                      -----------

   Total Current Liabilities                              516,479
                                                      -----------

Long Term Liabilities

   Long Term Debt                                       5,249,296
   Stockholder Loans                                   2,844,238
                                                      -----------

   Total Long Term Liabilities                          8,093,534
                                                      -----------


Stockholders Equity

   Common Stock At No Par Value, Authorized
     100,000 Shares; Issued and Outstanding
     2,000 Shares                                           2,000
   Accumulated Deficit                                   (587,941)
                                                      -----------

   Total Stockholders Equity                             (585,941)
                                                      -----------
   TOTAL LIABILITIES AND STOCKHOLDERS EQUITY          $ 8,024,072
                                                      ===========



          See accountant's report and notes to financial statements.
                                    Page 5

                          MORGAN NEWSOME MONROE, INC.

                              STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1995



Operating Revenue
  Gross Rental Income                                     $ 3,862,963
  Less Agency Discounts                                      (279,840)
                                                          ------------

  Total Operating Revenue                                   3,583,123

Cost of Sales                                               1,430,260
                                                          ------------

Gross Profit                                                2,152,863

Selling, General & Administrative
  Salaries - Sales                                             35,373
  Salaries - Sales                                             60,718
  Sales Commissions                                           209,966
  Salaries - Leasing                                            8,308
  Salaries - Office                                            95,319
  Salaries - Management                                       292,027
  Employer FICA Expense                                        51,359
  Unemployment Tax Expense                                      4,710
  Utilities                                                     3,521
  Telephone                                                    43,657
  Office Expense                                               36,892
  Auto Expense                                                 22,025
  Insurance                                                    54,262
  Health Insurance                                             38,622
  Dues & Licenses                                               8,110
  Miscellaneous                                                10,186
  Repairs & Maintenance                                         6,265
  Professional Fees                                            60,091
  Advertising and Promo                                         4,309
  Travel                                                       17,071
  Workers Comp Insurance                                       21,476
  Bank Charges                                                    176
  Bad Debt Expense                                             17,654
                                                          ------------

  Total Selling, General & Administrative                   1,102,097
                                                          ------------

Income From Operations                                      1,050,766

Other Income and Expense
  Interest Income                                               6,200
  Interest Expense                                           (583,360)
  Depreciation & Amortization                                (967,874)
                                                          ------------

  Total Other Income and Expense                           (1,545,034)
                                                          ------------

Net Loss                                                  $  (494,268)
                                                          ============

          See accountant's report and notes to financial statements.
                                    Page 6

                          MORGAN NEWSOME MONROE, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1995



                                          Common
                                          Stock           Common        Accumulated
                                          Shares          Stock           Deficit
                                        ----------      ----------      -----------
Stockholders Equity
  January 1, 1995                       $    1,000      $    1,000      $ ( 93,673)

Issuance of Stock                            1,000           1,000

Net loss                                                                  (494,268)
                                        ----------      ----------      -----------
Stockholders Equity
  December 31, 1995                     $    2,000      $    2,000      $ (587,941)
                                        ==========      ==========      ===========







          See accountant's report and notes to financial statements.
                                    Page 7

                          MORGAN NEWSOME MONROE, INC.

                            STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

Cash flows from operating activities:

  Net Loss                                                  $   (494,268)
                                                            -------------
Adjustments to reconcile net loss to net cash
  provided by operating activities:

    Depreciation and amortization                                967,874
    (Increase) in Accounts Receivable - Trade                   (307,222)
    Decrease in Accounts Receivable - Other                        1,630
    (Increase) in Inventory                                      (26,007)
    (Increase) in Prepaid Expenses                              (279,147)
    Increase in Accounts Payable - Trade                         110,123
    Increase in Accounts Payable - Other                           3,049
    Increase in Accrued Expenses                                  52,947
    Increase in Customer Deposits                                 46,773
                                                            -------------

    Total adjustments                                            570,020
                                                            -------------

  Net cash provided by operating activities                       75,752
                                                            -------------

Cash flows from investing activities:

  Cash payment for the purchase of property                   (4,229,056)
  Cash payment for the purchase of other assets               (1,391,000)
                                                            -------------

  Net cash (used) by investing activities                     (5,620,056)
                                                            -------------

Cash flows from financing activities:

  Proceeds from issuance of long-term debt                     5,523,616
  Proceeds from issuance of common stock                           1,000
  Net borrowings on insurance financing                           35,063
  Proceeds from stockholders loans                             2,095,238
  Principal payments on long-term debt                        (1,592,779)
                                                            -------------

  Net cash provided by financing activities                    6,062,138
                                                            -------------

Net increase in cash                                             517,834

Cash, beginning of year                                           68,680
                                                            -------------

Cash, end of year                                           $    586,514
                                                            =============

Supplemental disclosures of cash flow information:

Cash paid during the period for:

  Interest expense                                          $    583,360
                                                            =============


          See accountant's report and notes to financial statements.

                          MORGAN NEWSOME MONROE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           (SEE ACCOUNTANT'S REPORT)

NOTE 1.  ORGANIZATION
---------------------

Morgan Newsome Monroe, Inc. (the Company) is located in Orangeburg, South Carolina and is engaged in the leasing of billboard advertising space primarily in South and North Carolina. The Company began operations in 1994.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

This summary of significant accounting policies of the Company is presented to assist in understanding Company's financial Statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

A.   Basis of Presentation

     The accompanying financial statements of the Company have been prepared on the accrual basis of accounting.

B.   Inventory

     Inventory consists mainly of spare parts and supplies which are necessary to maintain the Company's advertising structures. Inventory is stated at cost.

C.   Property, Plant & Equipment

     The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are relieved, and any gain or loss is included in income.

     The useful lives of property, plant and equipment for purposes of computing depreciation are:

          Buildings                                39 years
          Advertising Structures                   15 years
          Office & Shop Equipment                  5 - 7 years
          Vehicles                                 5 years

                          MORGAN NEWSOME MONROE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           (SEE ACCOUNTANT'S REPORT)

NOTE - 2 ACCOUNTING POLICIES (Continued)
----------------------------

     Depreciation expense for the year ended December 31, 1995 was $ 334,442.

D.   Other Assets

     Certain costs incurred in connection with the Company's acquisitions of its billboard advertising space have been capitalized. The cost of these other assets is amortized over the estimated useful lives of the related assets. Amortization is computed on the straight-line method.

     The useful lives of other assets for purposes of computing amortization are:

     Lease Acquisition Costs                               2  years
     Non-Compete Agreement                                 15 years
     Loan Origination Fee                                  5  years
     Goodwill                                              15 years

     Amortization expense for the year ended December 31, 1995 was $ 633,432.

E.   Bad Debts

     Accounts receivable are reserved under the allowance for doubtful accounts method when an account is determined to be uncollectible. At December 31, 1995 the balance in the allowance for doubtful accounts was $ 19,371. During the year the Company recognized $ 17,654 of bad debt expense.

F.   Income Taxes

     The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be treated as an S Corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no liability or provision for Federal or state income taxes has been included in the financial statements.

NOTE 3.   NOTE PAYABLE
----------------------

During the year ended December 31 1995 the Company elected to finance $35,063 of its annual property insurance premium of $46,750. The financing agreement's provisions require that the Company make nine, (9), monthly payments of $4,069 beginning on January 20, 1996. The financing agreement's stated rate of interest is 10.5 percent.

                          MORGAN NEWSOME MONROE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           (SEE ACCOUNTANT'S REPORT)

NOTE 4. LONG-TERM DEBT
----------------------

At December 31, 1995 Long-term debt consisted of the following:

       10.00% note payable to the Southtrust
       Bank of Alabama, N.A.; collateralized by
       land, land improvements, fixtures,
       furnishings, equipment, additions, now
       owned or acquired; all accounts, contract
       rights, and general intangibles, sign leases,
       permits and or licenses now owned or
       hereinafter entered into; assignment of all
       rent contracts; due in monthly installments
       of $59,103 .                                  $ 5,411,009

       9.30% note payable to a finance company;
       secured by a vehicle; due in monthly
       installments of $591                               19,828

       7.00% notes payable to stockholders of
       the Company, with principal payments to
       the stockholders to be subordinated to
       the terms and conditions contained in the
       provisions of the Southtrust Bank of
       Alabama, N.A. note payable; six, (6),
       separate notes.                                 2,844,238
                                                      ----------

                                                       8,275,075

       Less: current maturities                          181,541
                                                      ----------

                                                      $8,093,534
                                                      ----------

Principal payments on the long-term debt due in future years are as follows as of December 31, 1995:

       1996                                          $   181,541
       1997                                              200,509
       1998                                              221,459
       1999                                              239,112
       2000                                            4,588,216
                                                     -----------
                                                     $ 5,430,837
                                                     ===========

Principal payments to the stockholders' under the terms of their notes are subject to their demand upon satisfaction of the Southtrust Bank of Alabama, N.A.'s note.

                          MORGAN NEWSOME MONROE, INC

                         NOTES TO FINANCIAL STATEMENTS
                           (SEE ACCOUNTANT'S REPORT)

NOTE 5. OPERATING LEASES
------------------------

Rent expense for all operating leases for the year ended December 31, 1995 was approximately $563,898. Of this amount, approximately $520,218 was incurred by the Company during the year ended December 31, 1995 for billboard leases. Billboard lease terms vary based upon individual lease agreements ranging from monthly to twenty years. Most of the billboard leases which were reduced to writing contain termination and renewal clauses. The Company anticipates that its future years lease expenses will approximate the amounts incurred during the year ended December 31, 1995.

NOTE 6. RELATED PARTY TRANSACTIONS
----------------------------------

During the year ended December 31, 1995 stockholders of the Company loaned approximately $2,095,238 to the Company. At December 31, 1995 the amount payable to the stockholders was approximately $2,844,238. During the year ended December 31, 1995 the Company paid approximately $151,245 in interest to its stockholders.

NOTE 7. CONCENTRATION OF CREDIT RISK
------------------------------------

At December 31, 1995 the Company maintained all of its operating funds, and cash balances, in four different bank accounts located in one bank. At December 31, 1995 the Company's cash balances exceeded the FDIC insured limits by approximately $486,514.

NOTE 8. PURCHASE AGREEMENT
--------------------------

At December 31, 1995 the Company was committed to purchase 5.23 acres of land located in South Carolina. At December 31, 1995 the Company had paid $5,000 as earnest money toward the $100,000 purchase price of the property. During January 1996 the Company paid the balance due under the terms of the purchase agreement.

                 ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP
                   Unaudited Pro Forma Financial Statements

The unaudited pro forma statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 illustrate the estimated effects of the acquisitions as if each had occurred as of the beginning of the earliest period presented. The unaudited pro forma balance sheet reflects the acquisitions as if each had occurred on September 30, 1996.

                        ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP
                              Unaudited Pro Forma Balance Sheet


                                                                                         September 30, 1996
                                                             -------------------------------------------------------------------
                                                                           Historical
                                                             ------------------------------------   Pro Forma        Pro Forma
(in thousands)                                                  Adams         MNM      Matthews    Adjustments       Combined
                                                             ------------------------------------  -----------     -------------
Current assets:
         Cash and cash equivalents                            $   4,067    $    (48)   $   --      $      48  (2)  $     4,067
         Accounts receivable                                      6,673         443         141          (96) (2)        7,161
         Inventories                                                203          61        --           --                 264
         Prepaid rent                                             1,814         356         220         --               2,390
         Other prepaid expenses                                     837          16        --           --                 853
                   Total current assets                          13,594         828         361          (48)           14,735
                                                             ------------------------------------  -----------     -------------
Property, plant & equipment, net                                 30,416       6,465       3,687        6,949  (2)       52,130
                                                                                                       4,613  (3)
Intangible assets, net

         Noncompete agreements                                     --          --          --          1,650  (2)        1,750
                                                                                                         100  (3)
         Lease acquisition costs                                  9,803        --          --           --               9,803
         Other                                                       71         420        --           (420) (2)           71
                                                             ------------------------------------  -----------     -------------
                   Total intangible assets                        9,874         420        --          1,750            11,624
                                                             ------------------------------------  -----------     -------------
                   Total assets                               $  53,884    $  7,713    $  4,048    $   8,651       $    78,489
                                                             ====================================  ===========     =============
Current liabilities:
         Accounts payable                                           407         294          33          294  (2)          440
         Interest payable                                           588          39        --             39  (2)          588
         Accrued expenses and other                               1,549         227         135          141  (2)        1,770
         Current installments of long-term debt                     231         182          35          182  (2)          266
         Deferred compensation                                    1,699        --          --           --               1,699
                                                             ------------------------------------  -----------     -------------
                   Total current liabilities                      4,474         742         203          656             4,763

         Long term debt, less current installments              113,839       5,834        --          5,819  (2)      138,155
                                                                                                     (15,743) (5)
                                                                                                      (8,558) (5)
         Deferred compensation                                       29        --          --           --                  29
         Due to affiliate                                          --         2,844       3,845        6,689  (3)         --
         Other liabilities                                        2,354        --          --           --               2,354
                                                             ------------------------------------  -----------     -------------
                   Total liabilities                            120,696       9,420       4,048      (11,137)          145,301
                                                             ------------------------------------  -----------     -------------
Partners equity (deficit)
         Common stock                                              --             2        --              2  (2)         --
         Accumulated deficit                                                 (1,709)       --         (1,709) (2)         --
         General partners' deficit                              (67,812)       --          --           --             (67,812)
         Limited partners' equity                                 1,000        --          --           --               1,000
                                                             ------------------------------------  -----------     -------------
                   Total partners' deficit                      (66,812)     (1,707)       --              2           (66,812)
                                                             ------------------------------------  -----------     -------------
                   Total liabilities and partners' deficit    $  53,884    $  7,713    $  4,048    $ (11,135)      $    78,489
                                                             ====================================  ===========     =============

                 ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP
                  Unaudited Pro Forma Statement of Operations

                                                                                    Year Ended December 31, 1995
                                                           --------------------------------------------------------------------
(in thousands)                                                           Historical
                                                           -----------------------------------    Pro Forma          Pro Forma
                                                              Adams        MNM       Matthews    Adjustments         Combined
                                                           -------------------------------------------------       ------------
Gross revenues                                             $   47,589   $  3,863   $   2,413     $     -           $   53,865
         Less agency commissions                               (4,698)      (280)       (117)          -               (5,095)
                                                           -------------------------------------------------       ------------
              Net outdoor advertising revenue                  42,891      3,583       2,296           -               48,770

Operating expenses:
         Direct advertising                                    20,848      2,256       1,126           -               24,230
         Corporate general and administrative                   1,114        276         380           -                1,770
         Depreciation and amortization                          5,568        968         412        1,416     (6)       7,603
                                                                                                      619     (6)
                                                                                                     (968)    (4)
                                                                                                     (412)    (4)
         Deferred compensation                                  2,427         -           -            -                2,427
                                                           ------------------------------------------------        ------------
              Total operating expenses                         29,957      3,500       1,918          655              36,030
                                                           ------------------------------------------------        ------------
              Operating income                                 12,934         83         378         (655)             12,740

Other expenses (income):
         Interest expense                                       9,865        583         442        1,338     (5)      11,930
                                                                                                      727     (5)
                                                                                                     (583)    (4)
                                                                                                     (442)    (4)
         Interest expense - related parties                     1,398         -           -            -                1,398
         Other expenses (income) net                               16         (6)         -            -                   10
         (Gain) loss on sale of PP&E, net                          93         -           -            -                   93
                                                           ------------------------------------------------        ------------
              Total other expenses                             11,372        577         442        1,040              13,431
                                                           ------------------------------------------------        ------------
              Net income (loss)                            $    1,562   $   (494)  $     (64)    $ (1,695)         $     (691)
                                                           ================================================        ============

                 ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP
                  Unaudited Pro Forma Statement of Operations

                                                                            Nine Months Ended September 30, 1996
                                                        ------------------------------------------------------------------------
(in thousands)                                                        Historical
                                                        ---------------------------------------    Pro Forma        Pro Forma
                                                            Adams         MNM       Matthews      Adjustments        Combined
                                                        ------------------------------------------------------     ------------
Gross revenues                                           $   38,671    $   4,331   $   1,959      $      -          $   44,961
        Less agency commissions                              (3,864)        (316)        (99)            -              (4,279)
                                                        ------------------------------------------------------     ------------
               Net outdoor advertising revenue               34,807        4,015       1,860             -              40,682


Operating expenses:
        Direct advertising                                   16,297        3,055       1,009             -              20,361
        Corporate general and administrative                  1,320          357         174             -               1,851
        Depreciation and amortization                         4,339        1,074         317           1,063   (6)       5,867
                                                                                                         465   (6)
                                                                                                      (1,074)  (4)
                                                                                                        (317)  (4)
        Deferred compensation                                   550          -           -               -                 550
                                                        ------------------------------------------------------     ------------
                Total operating expenses                     22,506        4,486       1,500             137            28,629
                                                        ------------------------------------------------------     ------------

                Operating income                             12,301         (471)        360            (137)           12,053

Other expenses (income):
        Interest expense                                      8,835          650         332           1,004   (5)      10,385
                                                                                                         546   (5)
                                                                                                        (650)  (4)
                                                                                                        (332)  (4)
        Interest expense - related parties                      344          -           -               -                 344
        Other expenses (income) net                             (10)         -           113             -                 103
        (Gain) loss on sale of PP&E, net                        (19)         -           -               -                 (19)
                                                        ------------------------------------------------------     ------------
                Total other expenses                          9,150          650         445             568            10,813
                                                        ------------------------------------------------------     ------------
                 Net income (loss)                       $    3,151    $  (1,121)  $     (85)     $     (705)       $    1,240
                                                        ======================================================     ============

                 ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP
               Notes to Unaudited Pro Forma Financial Statements

The unaudited pro forma financial statements have been prepared using the purchase method of accounting, whereby the total cost of the acquisitions is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective dates of such acquisitions. For the purposes of the unaudited financial information, such allocations have been made based upon currently available information and management's estimates.

The historical financial statements are derived from the audited financial statements of Adams Outdoor Advertising L.P. (the "Company") and Morgan Newsome Monroe, Inc. ("MNM") for the year ended December 31, 1995, the unaudited financial statements of Matthew Outdoor Advertising Acquisition Co. L.P. ("Matthews") for the year ended December 31, 1995, and the unaudited statements of the Company, MNM, and Matthews for the nine months ended September 30, 1996. The unaudited financial statements reflect all adjustments, consisting primarily of normal recurring accruals, which in the opinion of management of the Company are necessary for a fair presentation of results for the respective periods.

The unaudited pro forma financial information does not purport to represent what the results of operations or financial position of the Company would actually have been if the acquisitions had occurred on such dates or to project the results of operations or financial position of the Company for any future date or period.

(1) Reflects for the year ended December 31, 1995 and for the nine months ended September 30, 1996, the historical operating results of MNM and Matthews.

(2) Reflects adjustments to record the acquisition of MNM including the anticipated purchase price allocation, and the elimination of historical equity accounts at September 30, 1996. The purchase price of MNM includes the payment of $15,679,000 in cash and the payment of $64,000 in transaction expenses. The purchase price allocation reflects: (i) a $1,650,000 increase in intangible assets related to noncompete agreements with the former owners; (ii) net credit adjustments of $8,851,000 to remove assets and liabilities not assumed by the Company in the asset purchase; (iii) an increase of $6,949,000 in the historical basis of property, plant and equipment; and (iv) the elimination of the historical equity accounts of MNM ($2,000 in common stock and $1,709,000 in accumulated deficit).

(3) Reflects adjustments to record the acquisition of Matthews including the anticipated purchase price allocation at September 30, 1996. The purchase price of Matthews includes the payment of $8,315,000 in cash and the payment of $243,000 in transaction expenses. The purchase price allocation reflects: (i) a $100,000 increase in intangible assets related to noncompete agreements with the former owner; (ii) net credit adjustments of $5,295,000 to remove assets and liabilities not assumed by the Company in the asset purchase; and (iii) an increase of $3,163,000 in the historical basis of property, plant and equipment.

(4) To remove historical interest and depreciation expense based on the historical debt structure and asset bases of MNM and Matthews. For historical presentation of interest expense at Matthews, interest expense was added for intercompany borrowings at an assumed interest rate of 11.5%. For historical presentation of depreciation expense at Matthews, depreciation expense was calculated on the gross book values of fixed assets using estimated lives of fifteen years for advertising structures and three years for vehicles.

(5) Reflects interest expense resulting from borrowings to fund the acquisitions at the Company's borrowing rate of 8.5% for the year ended December 31, 1995 and through the date of consummation of the acquisitions for the nine months ended September 30, 1996.

                                                    Borrowings
                                                    ----------
           MNM                                      $15,743,000
           Matthews                                 $ 8,558,000

(6) Reflects an increase in depreciation and amortization expense as a result of the allocation of purchase price to intangible assets and property, plant and equipment for the year ended December 31, 1995 and through the date of consummation of the acquisitions for the nine months ended September 30, 1996.